MedeFile International Reports 2011 Yearend Financial Results

Revenues Increase 270% and Net Loss Declines 17% Year-Over-Year; CEO Comments on Tactical Marketing Strategy for Accelerating PHR Subscriber Growth

BOCA RATON, FL--(Marketwire -04/17/12)- MedeFile International, Inc. (OTCQB: MDFI.PK - News) (Pinksheets: MDFI.PK - News), a leader in Internet-enabled Personal Health Record (iPHR) management solutions, today announced its financial results for the 12 months ended December 31, 2011.

Financial Highlights:

•	In 2011, revenues totaled $495,451, rising 270% over revenues of $133,869 reported for the prior year.

•	Gross profit margin on revenues improved to 67% from 54% on a year-over-year basis.

•	Net loss declined 17% to $2,079,374, or $0.00 per basic and fully diluted share in 2011, compared to $2,492,310, or $0.00 per basic and fully diluted share, reported for 2010.

•	As of December 31, 2011, cash and accounts receivable totaled $198,790; working capital was $126,201 and total shareholders' equity was $164,045.

For more detailed information relating to the Company's yearend results, please refer to the financial statements included with this press release and the 10-K that was filed with the U.S. Securities and Exchange Commission yesterday, April 16, 2012.

Commenting on the results, Kevin Hauser, President and CEO of MedeFile, noted, "Last year proved to be a defining year for MedeFile in numerous ways. Mid-year, we determined that our strategy to drive consumer adoption of the MedeFile iPHR solution through telemarketing campaigns and televised infomercials were less than optimal methods of accelerating individual membership growth, and the cost per subscriber acquisition was high -- particularly when compared to the margins we can realize through our wholesale channels."

"Consequently, we chose to adopt a more tactical approach to our global marketing efforts, electing to focus solely on pursuing major wholesale opportunities with large medical practice groups and institutions, insurance companies, trade unions, affinity groups and other notable organizations capable of enrolling thousands of MedeFile subscribers onto our iPHR platform simultaneously. Although this route to success has required significant time, patience and certain enhancements to our day-to-day systems of operation on our part, our efforts over the past six to eight months have begun to yield tangible results -- particularly over the past several weeks," Hauser said.

During the month of March, MedeFile announced the commencement of a 90-day pilot program with Promise Healthcare, a leading national long-term acute hospital company employing nearly 3,000 people -- all of whom MedeFile anticipates will enroll as MedeFile subscribers, presuming a successful pilot. In addition, the Company reported that it has formed a new joint venture named MedeFile Iberia, S.L., which will be based in Madrid. The joint venture marks MedeFile's first major international expansion initiative which will focus on marketing and distributing the Company's iPHR solution to consumers, healthcare institutions, government agencies and insurance companies in Spain. MedeFile also announced that it has welcomed Medical Specialists of the Palm Beaches to its Quality of Care Program, providing for MSPB's 75+ physicians to encourage their universal base of more than 200,000 patients to subscribe to MedeFile.

"These recent positive developments are an indication that our decision to concentrate on wholesale opportunities has been the right one," stated Hauser. "Moving forward, we are in discussions and negotiations with numerous other companies and organizations of like size and scope as those we've already detailed; and, thanks to impressive cost-saving data being released by several leading U.S. corporations that have integrated custom PHRs into their employee benefits platforms, MedeFile has been responding to an increasing number of Requests for Proposals from large, self-insured employers seeking to do the same."

In closing, Hauser stated, "Although the journey, thus far, has been fraught with challenges and hurdles to success, our team remains absolutely dedicated to and intent on achieving our mission to establish MedeFile as the world's preferred Personal Health Record management solution."

MEDEFILE INTERNATIONAL, INC.
BALANCE SHEETS
(Audited)

	December 31,	December 31,
Assets	2011	2010

Current assets
Cash	$198,173 $	499,652
Accounts receivable, net	617	2,468
Inventory	53,925	22,184
Merchant services reserve	62,530	6,173
Prepaid insurance	1,055	-

Total current assets	316,300	530,477
Website development, net of accumulated
amortization	26,227	47,210
Furniture and equipment, net of
accumulated depreciation	10,278	20,364
Intangibles	1,339	1,339

Total assets	$354,144	$599,390

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$180,244	$310,325
Cash overdraft	-	6,928
Deferred revenues	9,855	9,575

Total Current Liabilities	190,099	326,828

Stockholders' Equity
Preferred stock, $.0001 par value: 10,000
authorized, no shares issued and
outstanding	-	-
Common stock, $.0001 par value:
5,000,000,000 authorized; 3,958,258,852
and 3,450,021,410 shares issued and
outstanding on December 31, 2011 and
2010, respectively	395,826	345,002
Common stock payable	24,000	-
Additional paid in capital	17,986,149	16,090,116
Accumulated deficit	(18,241,930)	(16,162,556)

Total stockholders' equity	164,045	272,562

Total liability and stockholders'
equity	$354,144	$599,390

MEDEFILE INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMEBER 31, 2010 AND 2011
 (Audited)

	2011	2010
Revenue	$495,451	$133,869

Cost of goods sold	163,630	61,610

Gross profit	331,821	72,259

Operating expenses
Selling, general and administrative
expenses	1,855,825	1,134,371
Marketing expense	524,301	170,488
Depreciation and amortization expense	31,069	29,911

Total operating expenses	2,411,195	1,334,770

Loss from operations	(2,079,374)	(1,262,511)

Other income (expenses)
Interest expense - note payable	-	(10,166)
Interest expense - related party note
payable	-	(1,219,633)

Total other income (expense)	-	(1,229,799)

Loss before income tax	(2,079,374)	(2,492,310)
Provision for income tax	-	-

Net loss	$(2,079,374)	$(2,492,310)

Net loss per share: basic and diluted	$(0.00)	$(0.00)

Weighted average share outstanding basic and
diluted	3,715,587,476	2,346,081,850

About MedeFile International, Inc.

Headquartered in South Florida, MedeFile has developed and globally markets a proprietary, patient-centric, iPHR (Internet-enabled Personal Health Record) system for gathering, digitizing and organizing medical records so that individuals can have a comprehensive record of all of their medical visits. MedeFile's primary product is its web-based MedeFile solution, a highly secure system for gathering, maintaining, accessing and sharing personal medical records. Interoperable with most electronic medical record management systems marketed to the healthcare industry, the MedeFile solution is designed to gather all of its members' actual medical records and create a single, comprehensive Electronic Health Record (EHR) that is accessible 24 hours a day, seven days a week by the member and the member's authorized users on any web-enabled device (PC, cell phone, smartphone, e-reader) and portable MedeDrive unit. For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com. You can also follow the Company on Facebook!

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

Contact:

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

Elite Financial Communications Group, LLC

Dodi B. Handy

President and CEO

Twitter: dodihandy

For Media:

Kathy Addison

COO

Twitter: kathyaddison

(407) 585-1080

Email Contact

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